UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders. We held our 2019 annual meeting of stockholders on May 1, 2019. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2019 Proxy Statement.

(1) The stockholders elected three Class II directors for terms expiring in 2022:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
William B. Morgan	37,722,222	3,982,886	72,980	2,937,293
Larry D. Pinkston	40,893,218	870,128	14,742	2,937,293
Carla S. Mashinski	41,101,999	605,371	70,718	2,937,293

(2) The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,369,345	1,320,959	87,784	2,937,293

(3) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2019:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,393,827	1,027,417	294,137	—

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 2, 2019	By:	/s/ Mark Schell
Mark E. Schell Senior Vice President and General Counsel